                         NOTE AND WARRANT PURCHASE AGREEMENT

       THIS NOTE AND WARRANT PURCHASE AGREEMENT is made as of March 17, 1999 by and between Tunes.com Inc., a Delaware corporation (the "COMPANY"), and the persons or entities named on the signature page attached hereto (individually, a "PURCHASER" and collectively, the "PURCHASERS").

       The Parties hereby agree as follows:

1.     AMOUNT AND TERMS OF THE LOAN; PURCHASE AND SALE OF THE WARRANTS

       1.1 THE LOAN. Subject to the terms of this Agreement, the Company shall borrow from the Purchaser and the Purchaser shall lend to the Company up to the amount set forth opposite the Purchaser's name on the attached Schedule of Purchasers (each, a "LOAN AMOUNT") pursuant to convertible promissory notes in the form attached hereto as EXHIBIT A-1 in connection with Purchasers who are GSCP Stockholders (as defined in that certain Stockholders' Agreement, dated as of June 2, 1997, as amended, by and between the Company and the stockholders named therein) and in the form attached hereto as EXHIBIT A-2 in connection with all other Purchasers (collectively the "NOTES"). The Loan Amounts are hereinafter referred to collectively as the "LOAN."

       1.2 ISSUANCE OF WARRANTS. The Company will issue to the Purchaser, severally and not jointly, warrants in the form attached hereto as EXHIBIT B (the "WARRANTS") to purchase up to that number of shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK" as set forth opposite the Purchaser's name on the Schedule of Purchasers (each, a "WARRANT AMOUNT") at a per share exercise price of $10.00.

       1.3 ISSUANCE OF ADDITIONAL WARRANTS. In the event the Loan remains outstanding as of March 17, 2000, effective on such date, the Company will issue to the Purchaser, severally and not jointly, warrants that are identical to the Warrants except that the issuance date of such additional warrants (the "SECONDARY WARRANTS") shall be March 17, 2000, and the two-year term of such Secondary Warrants shall commence as of March 17, 2000.

2.     THE CLOSING

       2.1 CLOSING DATES. The closing as to the purchase and sale of the Notes and the Warrants (the "CLOSING") shall be held no later than March 17, 1999, at the offices of Tunes.com Inc., 640 N. LaSalle Street, Suite 560, Chicago, IL 60614, or at such other time as the Company and the Purchasers of a majority of the Notes shall agree (the "CLOSING DATE").

       2.2 DELIVERY. At the Closing (i) the Purchaser will deliver to the Company a check or wire transfer of funds in the amount of such Purchaser's Loan Amount; and (ii) the Company shall deliver to the Purchaser a Note representing such Purchaser's Loan Amount, and an executed Warrant.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to the Purchaser as follows:

       3.1 CORPORATE POWER. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

       3.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Notes and Warrants and the reservation of the equity securities issuable upon conversion of the Notes or exercise of the Warrants has been taken or will be taken prior to the Closing. As the exact terms of the New Series A Preferred or Next Round Preferred (each as defined in the Notes), as applicable, are not currently fixed, no shares of such series have been authorized or reserved for issuance upon conversion of the Notes. Upon authorization of the New Series A Preferred or Next Round Preferred, as applicable, such reservations will be made. This Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The shares of Common Stock, New Series A Preferred or Next Round Preferred, as applicable, or other equity securities of the Company, when issued in compliance with the provisions of this Agreement, the Notes or the Warrants, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances.

       3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants, conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

       3.4 OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue and sale of the Notes and Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       4.1 PURCHASE FOR OWN ACCOUNT. The Purchaser represents that it is acquiring the Notes, the equity securities issuable upon conversion of the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants (collectively, the "SECURITIES") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

       4.2 INFORMATION AND SOPHISTICATION. The Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Notes and Warrants. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

       4.3 ABILITY TO BEAR ECONOMIC RISK. The Purchaser acknowledges that investment in the Notes and Warrants involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

       4.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by gift, will or intestate succession to any spouse or lineal descendants or ancestors (or to a custodian or trustee for the benefit of the Purchaser or his or her spouse, lineal descendants or ancestors), if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

       4.5 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

5.     MISCELLANEOUS

       5.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois.

       5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       5.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 640 N. LaSalle Street, Suite 560, Chicago, Illinois 60610, Attn: Chief Financial Officer, or to the Purchaser at its address shown on the signature page, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

       5.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement, the Notes or the Warrants or consent to departure therefrom shall be effective unless in writing and approved by the Company and a majority in interest of the Notes (determined by reference to the principal amount of the Notes outstanding).

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        COMPANY

                                        TUNES.COM INC.


                                        By:
                                        Name: ___________________________
                                        Title:  _________________________


                                        PURCHASER:


                                        _________________________



                                        Address:



                                        Tax ID:


              [Signature Page to Note and Warrant Purchase Agreement]

                                    Exhibit A-1
                                         to
                        Note and Warrant Purchase Agreement

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                            CONVERTIBLE PROMISSORY NOTE

                          [FOR USE WITH GOLDMAN INVESTORS]


$_________                                                       March __, 1999
                                                              Chicago, Illinois

       FOR VALUE RECEIVED, Tunes.com Inc., a Delaware corporation
("BORROWER"), hereby unconditionally promises to pay to _____________ ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of $_______ (the "LOAN") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

       This Convertible Promissory Note (the "NOTE") is non-negotiable and is executed and delivered in connection with that certain Note and Warrant Purchase Agreement dated as of March __, 1999, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "PURCHASE AGREEMENT"). All terms defined in the Purchase Agreement shall have the same definitions when used herein, unless otherwise defined herein. In the event of any conflict between the terms of this Note and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

       1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable on March __, 2001, subject to the conversion of the
Note into certain of Borrower's capital stock as further described in Section 5 below. Except with the prior consent of the Lender or as otherwise provided herein, Borrower may not prepay this Note.

       2. INTEREST RATE. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full or converted into capital stock of the Borrower, which interest shall be payable at the rate of eight percent (8%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable at maturity and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

       3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

       4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

       5.      CONVERSION.

               (a)    CONVERSION BY THE BORROWER.

               (1) This Note shall automatically be converted upon the next closing of a sale of a series of Preferred Stock (the "NEXT ROUND PREFERRED") in which the gross proceeds to the Borrower are at least $5,000,000 (a "QUALIFIED FINANCING"), not including the conversion of the aggregate amount due under the "Notes" (as defined below) and any additional funds tendered in connection therewith by investors of the Company holding notes or shares of the Company immediately prior to the closing of such sale of Preferred Stock (the "BRIDGE FINANCING"), into fully paid and non-assessable shares of a new series of Series A Preferred Stock (the "NEW SERIES A PREFERRED") having an "Issue Price" (as defined in the Company's Certificate of Incorporation, as amended) equal to the Conversion Price (as defined in subparagraph (c) below); provided that the aggregate amount raised by the Company in the Qualified Financing combined with the amount raised by the Company in connection with the Bridge Financing is at least $10,000,000. "Notes" means, collectively, a reference to this Note and those certain other Convertible Promissory Notes issued by the Company on or about the date hereof and which are substantially similar to this Note.

               (2) If not previously converted as provided herein, this Note shall automatically be converted immediately prior to the closing of a firmly underwritten public offering of Common Stock or other equity security of the Company into fully paid and non-assessable shares of shares of Common Stock of the Company.

               (b) CONVERSION BY LENDER. At any time following the next closing of a sale of Next Round Preferred by the Company in a transaction or series of transactions in which the gross proceeds do not constitute a Qualified Financing, this Note may be converted at the option of Lender into fully paid and non-assessable shares of the New Series A Preferred.

               (c) CONVERSION BY LENDER UPON A MERGER. This Note may be converted at the option of Lender into fully paid and non-assessable shares of shares of Common Stock of the Company immediately prior to the consummation of a Merger. As used herein, "MERGER" means (i) the merger or consolidation of the Company into or with another corporation in which the stockholders of the Company immediately prior to the consummation of such merger or consolidation shall own 50% or less of the voting securities of the surviving corporation,
(ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, or (iii) the sale of 50% or more of the outstanding capital stock of the Company. A conversion of this Note in connection with a Merger shall be effective upon the closing of such Merger, subject to the due, proper and prior surrender of this Note; provided, however, that should such Merger not be consummated, the Company shall return this Note to the Lender and the parties shall be returned to their respective positions vis-a-vis this Note as they held prior to the surrender by Lender of this Note. If the Note is not converted by Lender as provided in subparagraphs (b) or (c), then upon or immediately prior to the consummation of a Merger, Borrower shall be permitted to prepay the Note without penalty or premium.

               (d) NUMBER OF SHARES; CONVERSION PRICE. The number of shares of the applicable security issuable to the holder of this Note upon conversion shall be equal to the principal balance and accrued but unpaid interest that is being converted, divided by the Conversion Price. "CONVERSION PRICE" means (1) with respect to a conversion of the Note into shares of New Series A Preferred pursuant to subparagraphs (a)(1) or (b) above, the price per share at which Borrower sells the Next Round Preferred, or (2) with respect to a conversion of the Note into shares of Common Stock pursuant to subparagraphs (a)(2) or (c) above, $10.00 per share.

               (e) MECHANICS OF CONVERSION. Upon conversion of the Note, (i) the Note shall become fully paid and satisfied, (ii) Lender shall surrender the Note, duly endorsed, to Borrower's office or such other address Borrower shall designate, (iii) if applicable, the Next Round Preferred issued to Lender upon such conversion automatically thereupon shall become subject to the restrictions upon such series of "Preferred Stock" under and as defined in that certain Stockholders' Agreement dated as of June 2, 1997, as amended, between the Company and its stockholders (the "Stockholders' Agreement") and Lender automatically thereupon shall become a party to the Stockholders' Agreement in accordance with the terms of the Joinder Agreement attached as EXHIBIT C to the Purchase Agreement (except in the case where Lender is already a party to the Stockholders' Agreement, in which case Lender hereby reaffirms its obligations under the Stockholders' Agreement), and (iv) if applicable, if requested by the Company, Lender shall execute and deliver to the Company the Joinder Agreement (except in the case where Lender is already a party to the Stockholders' Agreement) and such other documents or instruments reasonably necessary to evidence the conversion and the other terms of this paragraph. Any conversion other than a conversion which occurs automatically upon its terms shall require notice by the Lender not less than five business days prior to the proposed conversion date. The Company shall provide the Lender with not less than fifteen business days prior written notice of any firmly underwritten public offering or Merger.

               (f) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN EVENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                      (1) If the number of outstanding shares of the Preferred Stock of Borrower is increased by a stock dividend, stock split-up or by a subdivision of shares, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive such stock dividend, split-up or subdivision, the Conversion Price shall be appropriately decreased so that the number of shares of New Series A Preferred issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares of Preferred Stock.

                      (2) If the number of shares of Preferred Stock outstanding is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of New Series A Preferred issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

               (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 5, Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price, at the time in effect, and (iii) the number of shares of New Series A Preferred and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

               (h) NOTICES OF RECORD DATE. In the event of any taking by Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Preferred Stock or other securities of Borrower, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Borrower shall mail to Lender at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

               (i) ISSUE TAXES. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of New Series A Preferred on conversion of this Note pursuant hereto; provided, however, that Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or other securities, solely for the purpose of effecting the conversion of this Note, such number of its shares of Preferred Stock or other securities from time to time issuable upon such conversion; and if at any time the number of authorized but unissued shares of Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock or other securities to such number of shares as shall be sufficient for such purpose, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

               (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of this Note. All shares of New Series A Preferred (including fractions thereof) issuable upon conversion of this Note, along with any other Notes held by the same Lender shall be aggregated for purposes of determining the number of whole shares issuable upon conversion. In lieu of issuing any fractional shares, Borrower shall pay to the Lender in cash any remainder resulting after the number of whole shares is determined as a result of the conversion.

       6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

       7. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all reasonable costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit.

       8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

       9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any permitted holder hereof.

BORROWER:


TUNES.COM INC.


By:
   ----------------------------------
   Howard A. Tullman, C.E.O.

                                     Exhibit A-2
                                         to
                        Note and Warrant Purchase Agreement

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                            CONVERTIBLE PROMISSORY NOTE

                        [FOR USE WITH NON-GOLDMAN INVESTORS]


$_________                                                        March __, 1999
                                                               Chicago, Illinois

       FOR VALUE RECEIVED, Tunes.com Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to _____________ ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of $_______ (the "LOAN") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

       This Convertible Promissory Note (the "NOTE") is non-negotiable and is executed and delivered in connection with that certain Note and Warrant Purchase Agreement dated as of March __, 1999, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "PURCHASE AGREEMENT"). All terms defined in the Purchase Agreement shall have the same definitions when used herein, unless otherwise defined herein. In the event of any conflict between the terms of this Note and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

       1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable on March __, 2001, subject to the conversion of the Note into certain of Borrower's capital stock as further described in Section 5 below. Except with the prior consent of the Lender or as otherwise provided herein, Borrower may not prepay this Note.

       2. INTEREST RATE. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full or converted into capital stock of the Borrower, which interest shall be payable at the rate of eight percent (8%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable at maturity and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

       3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

       4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

       5.      CONVERSION.

               (a)    AUTOMATIC CONVERSION.

                      (1) This Note shall automatically be converted upon the next closing of a sale of a series of Preferred Stock (the "NEXT ROUND PREFERRED") in which the gross proceeds to the Borrower are at least $5,000,000 (a "QUALIFIED FINANCING"), not including the conversion of the aggregate amount due under the "Notes" (as defined below) and any additional funds tendered in connection therewith by investors of the Company holding notes or shares of the Company immediately prior to the closing of such sale of Preferred Stock (the "BRIDGE FINANCING"), into fully paid and non-assessable shares of the Next Round Preferred; provided that the aggregate amount raised by the Company in the Qualified Financing combined with the amount raised by the Company in connection with the Bridge Financing is at least $10,000,000. "Notes" means, collectively, a reference to this Note and those certain other Convertible Promissory Notes issued by the Company on or about the date hereof and which are substantially similar to this Note.

                      (2) If not previously converted as provided herein, this Note shall automatically be converted immediately prior to the closing of a firmly underwritten public offering of Common Stock or other equity security of the Company into fully paid and non-assessable shares of shares of Common Stock of the Company.

               (b) CONVERSION BY LENDER. At any time following the next closing of a sale of Next Round Preferred by the Company in a transaction or series of transactions in which the gross proceeds do not constitute a Qualified Financing, this Note may be converted at the option of Lender into fully paid and non-assessable shares of the Next Round Preferred.

               (c) CONVERSION BY LENDER UPON A MERGER. This Note may be converted at the option of Lender into fully paid and non-assessable shares of shares of Common Stock of the Company immediately prior to the consummation of a Merger. As used herein, "MERGER" means (i) the merger or consolidation of the Company into or with another corporation in which the stockholders of the Company immediately prior to the consummation of such merger or consolidation shall own 50% or less of the voting securities of the surviving corporation,
(ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, or (iii) the sale of 50% or more of the outstanding capital stock of the Company. A conversion of this Note in connection with a Merger shall be effective upon the closing of such Merger, subject to the due, proper and prior surrender of this Note; provided, however, that should such Merger not be consummated, the Company shall return this Note to the Lender and the parties shall be returned to their respective positions vis-a-vis this Note as they held prior to the surrender by Lender of this Note. If the

Note is not converted by Lender as provided in subparagraphs (b) or (c), then upon or immediately prior to the consummation of a Merger, Borrower shall be permitted to prepay the Note without penalty or premium.

               (d) NUMBER OF SHARES; CONVERSION PRICE. The number of shares of the applicable security issuable to the holder of this Note upon conversion shall be equal to the principal balance and accrued but unpaid interest that is being converted, divided by the Conversion Price. "CONVERSION PRICE" means (1) with respect to a conversion of the Note into shares of Next Round Preferred pursuant to subparagraphs (a)(1) or (b) above, the price per share at which Borrower sells the Next Round Preferred, or (2) with respect to a conversion of the Note into shares of Common Stock pursuant to subparagraphs (a)(2) or (c) above, $10.00 per share.

               (e) MECHANICS OF CONVERSION. Upon conversion of the Note, (i) the Note shall become fully paid and satisfied, (ii) Lender shall surrender the Note, duly endorsed, to Borrower's office or such other address Borrower shall designate, (iii) if applicable, the Next Round Preferred issued to Lender upon such conversion automatically thereupon shall become subject to the restrictions upon such series of "Preferred Stock" under and as defined in that certain Stockholders' Agreement dated as of June 2, 1997, as amended, between the Company and its stockholders (the "Stockholders' Agreement") and Lender automatically thereupon shall become a party to the Stockholders' Agreement in accordance with the terms of the Joinder Agreement attached as EXHIBIT C to the Purchase Agreement (except in the case where Lender is already a party to the Stockholders' Agreement, in which case Lender hereby reaffirms its obligations under the Stockholders' Agreement), and (iv) if applicable, if requested by the Company, Lender shall execute and deliver to the Company the Joinder Agreement (except in the case where Lender is already a party to the Stockholders' Agreement) and such other documents or instruments reasonably necessary to evidence the conversion and the other terms of this paragraph. Any conversion other than a conversion which occurs automatically upon its terms shall require notice by the Lender not less than five business days prior to the proposed conversion date. The Company shall provide the Lender with not less than fifteen business days prior written notice of any firmly underwritten public offering or Merger.

               (f) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN EVENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                      (1) If the number of outstanding shares of the Preferred Stock of Borrower is increased by a stock dividend, stock split-up or by a subdivision of shares, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive such stock dividend, split-up or subdivision, the Conversion Price shall be appropriately decreased so that the number of shares of Next Round Preferred issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares of Preferred Stock.

                      (2) If the number of shares of Preferred Stock outstanding is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Next Round Preferred issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

               (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 5, Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price, at the time in effect, and (iii) the number of shares of Next Round Preferred and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

               (h) NOTICES OF RECORD DATE. In the event of any taking by Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Preferred Stock or other securities of Borrower, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Borrower shall mail to Lender at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

               (i) ISSUE TAXES. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Next Round Preferred on conversion of this Note pursuant hereto; provided, however, that Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or other securities, solely for the purpose of effecting the conversion of this Note, such number of its shares of Preferred Stock or other securities from time to time issuable upon such conversion; and if at any time the number of authorized but unissued shares of Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock or other securities to such number of shares as shall be sufficient for such purpose, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

               (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of this Note. All shares of Next Round Preferred (including fractions thereof) issuable upon conversion of this Note, along with any other Notes held by the same Lender shall be aggregated for purposes of determining the number of whole shares issuable upon conversion. In lieu of issuing any fractional shares, Borrower shall pay to the Lender in cash any remainder resulting after the number of whole shares is determined as a result of the conversion.

       6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

       7. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all reasonable costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit.

       8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

       9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any permitted holder hereof.

BORROWER:


TUNES.COM INC.


By:
   ---------------------------------
   Howard A. Tullman, C.E.O.

                                     Exhibit B
                                         to
                        Note and Warrant Purchase Agreement

                                                  Warrant No. W __


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK OF
                                   TUNES.COM INC.
                                ____________________

         (VOID AFTER THE DATE THAT IS TWO (2) YEARS AFTER THE DATE HEREOF)

This certifies that _________________________ (the "Holder"), or assigns, for value received, is entitled to purchase from Tunes.com Inc., a Delaware corporation (the "Company"), having a place of business at 640 N. LaSalle Street, Suite 560, Chicago, IL 60614 up to _______ fully paid and nonassessable shares of common stock, $.01 par value, of the Company (the "Common Stock"), at a purchase price per share (the "Stock Purchase Price") equal to the lesser of
(a) $10.00 or (b) the price per share at which the Company sells the Next Round Preferred (as defined in a certain Convertible Promissory Note issued to the original holder hereof pursuant to the Note Purchase Agreement (as defined below)), at any time, and from time to time, on or after the date hereof through 5:00 p.m. (Central Time) on the date two (2) years after the date hereof, such later date being referred to herein as the "Expiration Date."

       The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

       This Warrant was originally issued in connection with the execution and delivery of a certain Note and Warrant Purchase Agreement, dated as of March __, 1999, by and between the Company and the Holder (the "Note Purchase Agreement"). Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Note Purchase Agreement.

1.     EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

       1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, on or after the date hereof up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder; provided, however, that this Warrant must be either exercised or the Warrant terminates immediately before the closing of a firmly underwritten public offering of Common Stock or other equity security of the Company; provided that the Company has given the holder of this Warrant at least fifteen (15) days prior written notice of such closing.

       1.2 ISSUANCE OF CERTIFICATES. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which (i) this Warrant shall have been surrendered, properly endorsed, to the Company, (ii) the Company shall have received the completed Subscription Form (a copy of which is attached hereto as EXHIBIT A), the Investment Representations Letter (a copy of which is attached hereto as EXHIBIT B), and, if requested by the Company (except in the case where the Holder is already a party to the Stockholders' Agreement), the Joinder Agreement (a copy of which is attached as EXHIBIT C to the Note Purchase Agreement) duly executed by the Holder, and (iii) the Holder shall have made payment for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Upon exercise of this Warrant, (i) the Common Stock issued to the Holder upon such conversion automatically thereupon shall become subject to the restrictions upon "Common Stock" under and as defined in that certain Stockholders' Agreement dated as of June 2, 1997, as amended, between the Company and its stockholders (the "Stockholders' Agreement"), (ii) the Holder automatically thereupon shall become a party to the Stockholders' Agreement in accordance with the terms of the Joinder Agreement attached as EXHIBIT C to the Note Purchase Agreement (except in the case where the Holder is already a party to the Stockholders' Agreement, in which case the Holder hereby reaffirms its obligations under the Stockholders' Agreement), and (iii) if requested by the Company, the Holder shall execute and deliver to the Company such other documents or instruments reasonably necessary to evidence the exercise of this Warrant and the other terms of this paragraph.

       1.3 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

       X = Y (A-B)
           -------
              A

Where  X =   the number of shares of Common Stock to be issued to the Holder

       Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

       A = the fair market value of one share of Common Stock (at the date of such calculation)

       B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; PROVIDED, HOWEVER, that in the event the Company makes an initial public offering of its Common Stock the fair market value per share shall be: (i) if the Warrant is being converted in connection with and contingent upon a public offering of the Company's securities, and if the Company's registration statement relating to such public offering has been declared effective by the U.S. Securities and Exchange Commission, then the fair market value of the Common Stock shall be the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible; or (ii) if the Warrant is not being converted in connection with and contingent upon a public offering of the Company's securities, then as follows: (x) if traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the daily closing prices per share of such stock for the 20 consecutive trading days commencing 30 trading days before the date of calculation, and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible or (y) if otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the median of the average of the reported closing bid and ask prices of the Common Stock over the 30-day period ending five business days prior to the date of calculation, and the fair market value of the Common Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Common Stock is then convertible.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the

Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all outstanding shares of Common Stock, together with all shares of Common Stock then issuable upon the conversion of all shares of Common Stock then issuable upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all warrants and options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

       3.1 SUBDIVISION OF COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

       3.2     DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY,
RECLASSIFICATION. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               3.2.1 Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

               3.2.2 Any cash paid or payable otherwise than as a cash dividend; or

               3.2.3 Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 3.3 below);

then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses 3.2.2 and 3.2.3 above) which such Holder would hold on the date of such exercise had he been the Holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

       3.3     REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

                      3.3.1 If any recapitalization, reclassification or capital reorganization of the capital stock of the Company (including any merger not described in Section 3.3.2 below) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Restructuring"), then, as a condition of such Restructuring, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Restructuring described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                      3.3.2 In the event of a consolidation or merger of the Company with another corporation in which the holders of the Company's voting securities before the transaction beneficially own 50% or less of the voting securities of the surviving entity after the transaction, or the sale of all or substantially all of its assets of the Company (a "Change of Control"), any unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.3 hereof and thereafter the Holder shall participate in the Change of Control on the same terms as other holders of the Common Stock; provided however, that if the Stock Purchase Price in effect immediately prior to the Change of Control exceeds the value of the stock, securities or other assets or property (determined in good faith by the Board of

Directors of the Company) issuable or payable with respect to one share of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented hereby, the Warrant shall terminate and be of no further effect as of the Change of Control.

       3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by an officer of the Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       3.5     OTHER NOTICES.  If at any time:

               3.5.1 the Company shall declare any cash dividend upon its Common Stock;

               3.5.2 the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

               3.5.3  there shall be any Restructuring or Change of Control;

               3.5.4 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               3.5.5 there shall be an initial public offering of securities of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten
(10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Restructuring, Change of Control, dissolution, liquidation or winding-up, and
(b) in the case of any such Restructuring, Change of Control, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; PROVIDED, HOWEVER, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Restructuring, Change of Control, dissolution, liquidation, winding-up or public offering, as the case may be.

       3.6 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the

Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. REGISTRATION RIGHTS. The registration rights of the Holder (including Holder's successors) with respect to the shares of Common Stock issuable upon exercise of this Warrant will be subject to the same rights and obligations under the Registration Rights Agreement, dated as of June 2, 1997, as amended, by and among the Company and certain investors, as the Common Stock, and the holders thereof.

8. WARRANTS NON-TRANSFERABLE. This Warrant is not transferable and the shares acquired upon exercise hereof shall not be transferred or assigned in whole or in part except in compliance with the Stockholders' Agreement and applicable federal and state securities laws.

9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of shares of Common Stock issued upon exercise of this Warrant, referred to in Sections 7 and 8 shall survive the exercise of this Warrant.

10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by first-class mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer, thereunto duly authorized as of the day and year first written above.

                                        TUNES.COM INC.,
                                        a Delaware corporation

                                        By: _____________________________
                                        Name:  __________________________
                                        Title: __________________________

                                      EXHIBIT A
                                    TO WARRANT

                                 SUBSCRIPTION FORM

                                                     Date:______________, 19___

Tunes.com Inc.
640 N. LaSalle Street
Suite 560
Chicago, IL  60614
Attn:  Chief Executive Officer

Ladies and Gentlemen:

/ / The undersigned hereby elects to exercise the warrant issued to it by ________________ (the "Company") and dated ____________________, 1999,
       Warrant No. W-__ (the "Warrant") and to purchase thereunder __________ shares of the Common Stock (as defined in the Warrant) of the Company (the "Shares") at a purchase price per share of $_________, or an aggregate purchase price of ___________________________________
       ($__________) (the "Purchase Price").

/ / The undersigned hereby elects to convert ___________________ percent (___%) of the value of the Warrant pursuant to the provisions of Section
       1.3 of the Warrant.

       Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached EXHIBIT B of the Warrant.

                              Very truly yours,

                              __________________________________________

                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

                                     EXHIBIT B
                                    TO WARRANT

                             INVESTMENT REPRESENTATIONS

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO TUNES.COM INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED __________________, 199__, WILL BE ISSUED.

                                                     _____________________, 19__

Tunes.com Inc.
640 N. LaSalle Street
Suite 560
Chicago, IL  60614
Attn:  Chief Executive Officer

Ladies and Gentlemen:

       The undersigned, _______________________________________ ("Purchaser"),
intends to acquire up to _______________ shares of the Common Stock (as defined in the Warrant to purchase such Common Stock held by the Purchaser (the "Warrant")) of Tunes.com Inc. (the "Company") from the Company pursuant to the exercise or conversion of the Warrant. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Purchaser has been advised that the Common Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter. Accordingly, Purchaser represents, warrants and agrees as follows:

       1. Purchaser is acquiring the Common Stock for its own account and beneficial interest, to hold for investment and not for sale or with a view to distribution of the Common Stock or any part thereof. Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

       2. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Common Stock. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

       3. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

       4. Purchaser acknowledges that investment in the Common Stock involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

       5. Purchaser has been informed that under the 1933 Act, the Common Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required. Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

       6. Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the 1933 Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

       Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                              Very truly yours,

                              __________________________________________

                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

                                     Exhibit C
                                         to
                        Note and Warrant Purchase Agreement

                                 JOINDER AGREEMENT

       The undersigned stockholder ("Investor") hereby covenants and agrees to become a party to that certain Stockholders' Agreement (the "Stockholders' Agreement") dated as of June 2, 1997, as amended, among Tunes.com Inc., a Delaware corporation formerly known as JAMtv Corporation ("Tunes.com"), and the "Stockholders" named therein, and hereby undertakes all of the respective representations, warranties, obligations and duties of, and accepts all of the benefits of, an "Existing Investor" and a "Stockholder" (but not a "GSCP Stockholder") under and as defined in the Stockholders' Agreement.

       Dated as of ____________________


                                        ___________________________________
                                        [Print name of Investor]


                                        By:_________________________________
                                        Its:__________________________________

       Tunes.com hereby covenants and agrees that Investor is hereby made a party to the Stockholders' Agreement, and hereby undertakes all of the respective representations, warranties, obligations and duties of the "Company" under the Stockholder's Agreement, including the grant to Investor of all of the benefits of the "Existing Investors" and the "Stockholders" (but not the "GSCP Stockholders") under and as defined in the Stockholders' Agreement.

       Dated as of ____________________

                                        TUNES.COM INC.


                                        By: _________________________________
                                        Its:__________________________________